Exhibit 10.1

                            2008 EXECUTIVE BONUS PLAN

The 2008 Executive Bonus Plan (the "Bonus Plan") covers executive officers, vice presidents and other key employees.

The basis for determining bonus payouts under the Bonus Plan is the percentage achievement by iBasis of the Adjusted EBITDA amount reflected in the iBasis, Inc. 2008 Annual Financial Plan (the "Financial Plan") as approved by Board of Directors. The bonus payout will increase linearly from zero bonus at zero Adjusted EBITDA to 100% of the target bonus amount payable upon achievement of 100% of the Adjusted EBITDA under the Financial Plan. By contrast, from achievement of 100% of the Adjusted EBITDA under the Financial Plan up to achievement of 150% of the Adjusted EBITDA under the Financial Plan, the bonus payout will increase linearly from 100% of the target bonus amount to 200% of the 2008 target bonus amount. Bonus payouts under the Bonus Plan are capped at 200% of the target bonus amount.

The bonus payouts under the Bonus Plan may, at the discretion of the Compensation Committee of the Board of Directors, be less than or greater than the target bonus amounts, depending on the performance of iBasis's business and its employees, regardless of achievement of the goals upon which such bonuses are based.

The target bonus amounts under the Bonus Plan are contained in the table below.

                                                                                     2008              2008
                                                                                     Base             Target
Name                               Title Named Executive Officer                    Salary             Bonus
-------------------------------------------------------------------------------- ---------------   -------------
Ofer Gneezy                        President & Chief Executive Officer                 490,000         490,000

Gordon VanderBrug                  Executive Vice President                            360,000         360,000

Richard Tennant                    Senior Vice President, Finance & Chief
                                      Financial Officer                                313,000         228,000

Paul Floyd                         Senior Vice President, Engineering &                275,000         209,000
                                      Operations


These target bonus amounts will be accrued quarterly based on year-to-date achievement of the Financial Plan. Bonus payouts will be paid following the end of the year.